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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                     FORM 8

                      AMENDMENT TO APPLICATION OR REPORT

                  FILED PURSUANT TO SECTION 12, 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                            CHEM INTERNATIONAL, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                                 Amendment No. 1

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Application for Registration on Form 8-A as set forth in the pages attached hereto:

         Facing Page

         "Item 1:  Description of Registrant's Securities to be Registered"




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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------
                               AMENDMENT NO. 1 TO

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF

                     SECURITIES PURSUANT TO SECTION 12(b) OR

                   (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                            CHEM INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

               DELAWARE                                  13-3035216
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 (State of incorporation or organization)               (IRS Employee
                                                       Identification #)

    201 Route 22, Hillside, New Jersey                          07205
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 (Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                          Name of each exchange on which
   to be so registered                          each class is to be registered
   -------------------                          ------------------------------

         NONE                                               NONE
--------------------------------                ------------------------------

--------------------------------                ------------------------------

If this Form relates to the registration of a class of debt securities and is to become effective upon filing pursuant to General Instruction A.(c)(1), check the following box: [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), check the following box: [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $.002 PER SHARE
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                                (Title of Class)

CLASS "A" REDEEMABLE COMMON STOCK PURCHASE WARRANTS
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                                (Title of Class)




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Item 1. Description of Registrant's Securities to be Registered.

       A description of the Registrant's securities to be registered is incorporated herein by reference to the section entitled "Description of Securities" in the Preliminary Prospectus forming a part of Amendment No. 2 to the Registrant's Registration Statement on Form SB- 2, File No. 333-5240-NY, filed with the Securities and Exchange Commission on October 17, 1996, a copy which incorporated information is attached hereto as Exhibit A.

Item 2.           Exhibits.

Exhibit
Number     Description of Document
------     -----------------------
A The "Description of Securities" section of the Preliminary Prospectus forming a part of Amendment No. 2 to the Registrant's Registration Statement on Form SB-2, File No. 333-5240-NY, is incorporated herein by reference as referred to in Item 1.

1.1        Form of Common Stock Certificate.(1)

1.2 Class A Redeemable Warrant Certificate (filed as Exhibit 4.1 to Amendment No. 2 to the Registration Statement of the Registrant on Form SB-2, File No. 333-5240- NY, and hereby incorporated herein by reference).

2.1        Restated  Certificate of  Incorporation  of the Registrant  (filed as
           Exhibit 3.1 to the Registration Statement of the Registrant on Form SB-2, File No. 333-5240-NY, and hereby incorporated herein by reference).

2.2 By-Laws of the Registrant (filed as Exhibit 3.2 to the Registration Statement of the Registrant on Form SB-2, File No. 333-5240-NY, and hereby incorporated herein by reference).

2.3 Form of Amended Warrant Agreement governing the Class A Redeemable Warrants (filed as Exhibit 4.1 to Amendment No. 2 to the Registration Statement of the Registrant on Form SB-2, File No. 333-5240-NY, and hereby incorporated herein by reference).

------------------
(1) Previously filed.




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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CHEM INTERNATIONAL, INC.
                                             ---------------------------------
                                                  Registrant

                                             By:  /s/ E. Gerald Kay
                                                 -----------------------------
                                                 E. Gerald Kay, President

DATE:  October 18, 1996


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